Exhibit 99.1

TAPESTRY, INC. ANNOUNCES AGREEMENTS FOR $2.0 BILLION ACCELERATED SHARE REPURCHASE PROGRAM

New York, November 22, 2024 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, today announced that it entered into Accelerated Share Repurchase (“ASR”) agreements with Bank of America N.A. and Morgan Stanley & Co. LLC (the “Dealers”) to repurchase $2.0 billion shares of Tapestry common stock.   The ASRs will be completed under the Company’s recently expanded $2.8 billion share repurchase authorization.  With the ASRs, the Company expects to return over 100 percent of its free cash flow in Fiscal 2025 to shareholders through dividends and share repurchases.

Under the ASR agreements, Tapestry will pay $2.0 billion to the Dealers and expects to receive an initial delivery of 28.4 million shares of Tapestry common stock on November 26, 2024, representing approximately 80 percent of the expected shares to be repurchased under the ASR agreements. The total number of shares purchased by Tapestry pursuant to the ASR agreements will be based on the volume-weighted average price of Tapestry common stock on specified dates during the term of each ASR agreement, less a discount, and subject to adjustments pursuant to the terms and conditions of the ASR agreements.

The final settlement of the transactions under the ASR agreements is expected to occur no later than the first quarter of Fiscal 2026 ending September 27, 2025.

In addition to the ASR program, the Company has $800 million of capacity remaining under its share repurchase authorization for incremental share repurchases over time.

About Tapestry, Inc.
Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This press release may contain certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are based on management’s current expectations, that involve risks and uncertainties that could cause our actual results to differ materially from our current expectations. Forward statements in this press release include, but are not limited to, statements about the Company’s share repurchase program, the transactions under the ASRs, the expected completion dates of the ASRs and the Company’s capital deployment plans and statements that can be identified by use of forward-looking terminology such as “may,” “can,” “continue,” “project,” “assumption,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “well positioned to,” “plan,” “potential,” “position,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. We assume no obligation to revise or update any such forward-looking statements for any reason, except as required by law. Our actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of factors, including, but not limited to: the impact of economic conditions, recession and inflationary measures; our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies; our ability to successfully implement the initiatives under our 2025 growth strategy; the effect of existing and new competition in the marketplace; our ability to achieve intended benefits, cost savings and synergies from acquisitions; our ability to control costs; the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cyber security threats and privacy or data security breaches; our ability to satisfy our outstanding debt obligations or incur additional indebtedness; the risks associated with climate change and other corporate responsibility issues; the impact of tax and other legislation; the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products; our ability to protect against infringement of our trademarks and other proprietary rights; and the impact of pending and potential future legal proceedings. These factors are not necessarily all of the factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Please refer to the Company’s latest Annual Report on Form 10-K and its filings with the Securities and Exchange Commission for a complete list of risks and important factors.

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